                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          GelTex Pharmaceuticals, Inc.
                (Name of Registrant as Specified In Its Charter)

                          GelTex Pharmaceuticals, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                          GELTEX PHARMACEUTICALS, INC.

                               NINE FOURTH AVENUE
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 290-5888

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 27, 1999

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Meeting") of GelTex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 27, 1999, at 9:30 a.m. at the Doubletree Guest Suites Hotel, 550 Winter Street, Waltham, Massachusetts, to consider and act upon the following matters:

1.     To elect one (1) member of the Board of Directors;

2. To approve an amendment to the Company's 1992 Equity Incentive Plan to increase the aggregate number of shares of the Company's common stock as to which awards may be granted by 600,000 shares;

3. To approve an amendment to the Company's 1995 Director Stock Option Plan to increase the aggregate number of shares of the Company's common stock as to which awards may be granted by 40,000 shares; and

4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

       Only stockholders of record at the close of business on March 30, 1999 will be entitled to vote at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By Order of the Board of Directors,


                                          Elizabeth A. Grammer
                                          Secretary

Waltham, Massachusetts
April 21, 1999

                          GELTEX PHARMACEUTICALS, INC.
                               NINE FOURTH AVENUE
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 290-5888

                                ---------------
                                PROXY STATEMENT
                                ---------------

                              GENERAL INFORMATION

     The enclosed proxy card is solicited on behalf of the Board of Directors of GelTex Pharmaceuticals, Inc. (the "Company") for use at the Company's 1999 Annual Meeting of Stockholders to be held on Thursday, May 27, 1999, at 9:30 a.m. at the Doubletree Guest Suites Hotel, 550 Winter Street, Waltham, Massachusetts, and at any adjournments thereof (the "Meeting").

     When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no voting instructions are given on a signed proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, with respect to the election of directors, for the nominee named herein, and with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about April 21, 1999. The Annual Report to Stockholders for the fiscal year ended December 31, 1998 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

                      VOTING SECURITIES AND VOTES REQUIRED

     Holders of the Company's common stock, $0.01 par value per share ("Common Stock"), of record on the books of the Company at the close of business on March 30, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 16,858,003 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

     The presence, in person or by proxy, of the holders of a majority of the Company's outstanding Common Stock is necessary to constitute a quorum at the Meeting. Pursuant to Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Amended and Restated By-laws (the "By-laws"), the directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer, is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote is required to approve the proposed amendments to the 1992 Equity Incentive Plan (the "Equity Plan") and the 1995 Director Stock Option Plan (the "Director Plan"). Broker non-votes will not be counted as present, or represented, and entitled to vote for these purposes and, therefore, will not affect the outcome of the voting on these proposals. Abstentions will be counted as present, or represented, and entitled to vote and, accordingly, will have the effect of negative votes.

                                SHARE OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 30, 1999 by (i) each person known by the Company to own beneficially 5% or more of the Common Stock, (ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each director or nominee for director of the Company and (iv) all directors, nominees for director and current executive officers of the Company as a group:

                                                                    SHARES OF
                                                                   COMMON STOCK
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
BENEFICIAL OWNER                                                SHARES      PERCENT
----------------                                              ----------    --------

The Equitable Companies.....................................  4,155,420       24.6%
  Incorporated(2)
  1290 Avenue of the Americas
  New York, NY 10104

FMR Corp.(3)................................................    957,900        5.7%
  85 Devonshire Street
  Boston, MA 02109

Stephen F. Mandel, Jr.(4)...................................    854,100        5.1%
  Lone Pine Capital LLC
  Two Greenwich Plaza
  Greenwich, CT 06830

Mark Skaletsky(5)...........................................    270,706        1.6%
Steven K. Burke, M.D.(6)....................................     55,887         *
Edmund J. Sybertz, Ph.D.(7).................................     39,998         *
Paul J. Mellett, Jr.(8).....................................     32,289         *
Douglas Reed, M.D. (9)......................................      8,290         *
Robert J. Carpenter(10).....................................    200,027        1.2%
Henri A. Termeer(11)........................................    114,505         *
Jesse Treu, Ph.D.(12).......................................     18,750         *
J. Richard Crout(13)........................................     14,700         *
All directors and current executive officers as a group (10     741,651        4.3%
  persons)(14)..............................................

---------------
   * Indicates less than 1%.

 (1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Share ownership information includes shares of Common Stock issuable pursuant to outstanding options that may be exercised within the 60-day period following March 30, 1999.

 (2) Includes shares held by The Equitable Life Assurance Society of the United States ("ELAS"), Alliance Capital Management L.P. ("ACM"), and Donaldson, Lufkin & Jenrette Securities Corporation. ELAS, ACM and Donaldson, Lufkin & Jenrette Securities Corporation are subsidiaries of The Equitable Companies Incorporated. This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission for the aforementioned entities on February 16, 1999.

 (3) Includes shares beneficially owned by Fidelity Management & Research Company and Fidelity Management Trust Company, both of which are wholly-owned subsidiaries of FMR Corp. This information is based on a
     Schedule 13G/A filed with the Securities and Exchange Commission for the aforementioned entities on February 12, 1999.

 (4) Includes shares held by Lone Spruce, LP; Lone Balsam, LP; Lone Sequoia, LP and Lone Cypress Ltd. The general partner of Lone Spruce, Lone Balsam and Lone Sequoia is Lone Pine Associates LLC. Lone Pine Capital LLC serves as the investment manager to Lone Cypress. Mr. Mandell is the Managing Member of Lone Pine Associates LLC and Lone Pine Capital LLC. This information is based on a Schedule 13G filed with the Securities and Exchange Commission for the aforementioned entities on September 9, 1998.

 (5) Includes 209,706 shares issuable on exercise of options exercisable within the 60-day period following March 30, 1999. Of such shares, 13,667 are unvested and would be subject to repurchase by the Company if such shares are exercised before they have vested. Also includes 10,000 shares held by Mr. Skaletsky's wife and 6,000 shares held by Mr. Skaletsky's children. Mr. Skaletsky disclaims beneficial ownership of the shares held by his wife and children.

 (6) Includes 3,334 shares subject to a right of repurchase granted to the Company, which will terminate as such shares vest. Also includes 12,747 shares issuable on exercise of options exercisable by Dr. Burke within the 60-day period following March 30, 1999. Of such shares, 1,067 are unvested and would be subject to repurchase by the Company if such shares are exercised before they have vested.

 (7) Consists of shares subject to options exercisable by Dr. Sybertz within the 60-day period following March 30, 1999.

 (8) Consists of shares subject to options exercisable by Mr. Mellett within the 60-day period following March 30, 1999.

 (9) Includes 7,290 shares subject to options exercisable by Dr. Reed within the 60-day period following March 30, 1999.

(10) Includes 20,500 shares subject to options exercisable by Mr. Carpenter within the 60-day period following March 30, 1999.

(11) Includes 8,000 shares subject to options exercisable by Mr. Termeer within the 60-day period following March 30, 1999.

(12) Includes 12,000 shares subject to options exercisable by Dr. Treu within the 60-day period following March 30, 1999.

(13) Includes 3,700 shares held in trust for the benefit of Dr. Crout's son. Dr. Crout disclaims beneficial ownership of such shares. Also includes 8,000 shares subject to options exercisable by Dr. Crout within the 60-day period following March 30, 1999.

(14) See footnotes 5-13 above. Includes 2,499 shares subject to options exercisable by Joan Bell within the 60-day period following March 30, 1999.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     In accordance with Section 2 of Article II of the By-laws, the Board has fixed the number of directors to constitute the full Board at five for the coming year. Article SIXTH of the Company's Restated Certificate of Incorporation provides that the directors are to be divided into three classes, which are to be as nearly equal in number as the then total number of directors constituting the entire Board permits. At the Meeting, one Class I director will be elected to hold office for three years, until his successor is duly elected and qualified. The Board has nominated Robert J. Carpenter for election for a term of office expiring in 2002. The nominee is currently a director of the Company, and has consented to be nominated and to serve if elected. If the nominee is unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. In the event that a vacancy occurs during the year, such vacancy may be filled by the Board for the remainder of the full term.

     The following table contains certain information about the nominee for election to the Board for directors and the continuing directors.

                                                                                         PRESENT
                                                                              DIRECTOR    TERM
NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS      SINCE     EXPIRES
------------                  -------------------------------------------     --------   -------
NOMINEE FOR DIRECTOR:

CLASS I DIRECTOR
Robert J. Carpenter*+.....  Mr. Carpenter, a co-founder of the Company, has     1991      1999
(age 54)                    served as Chairman of the Board of the Company
                            since 1991. He is President of Boston Medical
                            Investors, Inc., an investment firm. Mr.
                            Carpenter served as President and Chief
                            Executive Officer of the Company from 1991 to
                            1993. He served as an Executive Vice President
                            of Genzyme Corporation, a human health care
                            company, from 1989 to 1991, and was Chief
                            Executive Officer and Chairman of the Board of
                            IG Laboratories, Inc., a genetic testing service
                            company, from 1989 to 1991. Prior to that, he
                            was Chairman, President and Chief Executive
                            Officer of Integrated Genetics, Inc., a
                            biotechnology company, which he joined as
                            President in 1981. He is a director of Genzyme
                            Corporation and Aquila Biopharmaceuticals, Inc.

CONTINUING DIRECTORS:

CLASS II DIRECTORS
Henry A. Termeer#.........  Mr. Termeer has served as president of Genzyme      1992      2001
(age 53)                    Corporation, a human health care company, since
                            October 1983, Chief Executive Officer since
                            December 1985, and Chairman of the Board since
                            May 1988. For ten years prior to joining
                            Genzyme, Mr. Termeer held various management
                            positions at Baxter Travenol Laboratories, Inc.,
                            a manufacturer of human health care products.
                            Mr. Termeer is also a director of Genzyme
                            Transgenics Corporation, Abiomed, Inc.,
                            AutoImmune, Inc., and Diacrin, Inc. and a
                            trustee of Hambrecht & Quist Healthcare
                            Investors and Hambrecht & Quist Life Sciences
                            Investors.

Jesse Treu, Ph.D.*........  Dr. Treu has been a Managing Member of the          1993      2001
(age 52)                    venture capital management firm, Domain
                            Associates, LLC, since 1986. Dr. Treu is a
                            director of Trimeris, Inc. and Focal, Inc.

                                                                                         CURRENT
                                                                              DIRECTOR    TERM
NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS      SINCE     EXPIRES
------------                  -------------------------------------------     --------   -------
CLASS III DIRECTORS
J. Richard Crout, M.D.#...  Dr. Crout has served as President of Crout          1997      2000
(age 69)                    Consulting, a firm providing consulting services
                            to the pharmaceutical and biotechnology
                            industries, since 1994. From 1984 to 1994, Dr.
                            Crout served as Vice President, Medical and
                            Scientific Affairs of Boehringer Mannheim
                            Pharmaceuticals Corporation, a pharmaceutical
                            company. Prior to that, Dr. Crout served as
                            Associate Director for Medical Applications of
                            Research at the National Institutes of Health
                            from 1982 to 1984 and as Director, Bureau of
                            Drugs, U.S. Food and Drug Administration from
                            1973 to 1982. Dr. Crout is a director of
                            Trimeris, Inc. and Genelabs Technologies, Inc.

                                                                                         CURRENT
                                                                              DIRECTOR    TERM
NAME AND AGE                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS      SINCE     EXPIRES
------------                  -------------------------------------------     --------   -------
Mark Skaletsky+...........  Mr. Skaletsky joined the Company in May 1993 as     1993      2000
(age 50)                    President, Chief Executive Officer and a
                            Director of the Company. He served as Treasurer
                            of the Company from August 1993 until May 1997.
                            Mr. Skaletsky previously served from 1988 to
                            1993 as Chairman and Chief Executive Officer of
                            Enzytech, Inc., a biotechnology company, and
                            from 1983 to 1988, as President and Chief
                            Operating Officer of Biogen, Inc, a
                            biotechnology company. He is a director of Isis
                            Pharmaceuticals, Inc., LeukoSite, Inc., and
                            Microcide Pharmaceuticals, Inc.

---------------
*  Member of the Compensation Committee.

+  Member of the Nominating Committee.

#  Member of the Audit Committee.

     During the year ended December 31, 1998, the Board held five meetings. Each of the directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member.

     The Audit Committee, which currently consists of J. Richard Crout and Henri Termeer, reviews with the Company's independent accountants the scope of the annual audit, discusses the adequacy of internal accounting controls and procedures, and performs general oversight with respect to the accounting principles applied in the financial reporting of the Company. The Audit Committee held two meetings in 1998.

     The Compensation Committee currently consists of Robert Carpenter and Jesse Treu. The Compensation Committee's functions are to recommend to the full Board the amount, character and method of payment of compensation for all executive officers and certain other key employees and consultants of the Company and to administer the Company's equity incentive, stock option and stock purchase plans. The Compensation Committee held two meetings in 1998.

     The Nominating Committee currently consists of Robert Carpenter and Mark Skaletsky. The function of the Nominating Committee is to recommend to the full Board individuals to serve on the Company's Board of Directors. The Nominating Committee will consider persons nominated by stockholders in accordance with the procedures set forth in the Company's By-laws. See "Advance Notice Provisions for Stockholder Proposals and Nominations." The Nominating Committee did not meet in 1998.

DIRECTOR COMPENSATION

     All directors who are not employees of the Company, except Robert Carpenter, receive $1,000 for each meeting of the Board of Directors in which they participate. Mr. Carpenter receives $50,000 per year for his services as Chairman of the Board.

     All directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Director Plan. If the proposed amendment to the Director Plan is adopted, the aggregate number of shares of Common Stock reserved for issuance thereunder will be increased to 150,000 (including shares subject to options already granted). The Director Plan provides for the automatic grant of options to purchase shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Upon election or re-election at the Company's annual meeting of stockholders, each Eligible Director is granted options to purchase 4,000 shares of Common Stock for each year of the term of office to which the director is elected (normally 12,000 shares for election to a three year term of office). In addition, upon the election of an Eligible Director other than at an annual meeting of stockholders, such director will automatically be granted an option to purchase 4,000 shares of Common Stock for each year or portion thereof for the term of office to which he or she is elected. The options have a term of ten years and become exercisable with respect to 4,000 shares on the date of each of the three annual meetings of stockholders of the Company following the date of grant, so long as the optionee is then a director of the Company.

                             EXECUTIVE COMPENSATION

     The Compensation Committee Report set forth below describes the compensation policies applicable to executive officers of the Company. The following graph shows the cumulative stockholder return of the Company's Common Stock from November 8, 1995 (the first trading day for the Company's Common Stock) through December 31, 1998 as compared with that of the Nasdaq (U.S. Companies) Index and the Nasdaq pharmaceutical stocks. The graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on November 8, 1995 (or October 31, 1995, in the case of the comparison indices) and assumes the reinvestment of dividends. The Company has never declared a dividend on the Common Stock of the Company. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.

   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG GELTEX PHARMACEUTICALS, INC.,
      NASDAQ (U.S. COMPANIES) INDEX AND NASDAQ PHARMACEUTICALS INDEX(1)(2)

                                 [GELTEX GRAPH]

                       GELTEX PHARMACEUTICALS,       NASDAQ STOCK MARKET
                                INC.                       (U.S.)               NASDAQ PHARM. STOCKS
                       -----------------------       -------------------        --------------------
8-Nov-95                       100.00                      100.00                      100.00
31-Dec-95                      123.00                      102.00                      121.00
31-Dec-96                      243.00                      125.00                      122.00
31-Dec-97                      265.00                      154.00                      125.00
31-Dec-98                      226.00                      216.00                      161.00

---------------
(1) The fiscal year of the Company ends on December 31.

(2) The return to the Nasdaq Indexes commences on October 31, 1995.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") evaluates the performance of management and determines compensation policies and levels. The full Board of Directors reviews the Committee's recommendations regarding compensation of executive officers. The Committee is also responsible for setting and administering the Company's policies governing employee compensation and administering the Company's Equity Plan and 1995 Employee Stock Purchase Plan. The Committee met twice in 1998.

     The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder value. Annual compensation for the Company's executive officers consists of three elements: a base salary, a cash incentive bonus and stock option grants.

     Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Committee reviews a variety of industry surveys which provide information about salary, bonus and stock awards. The performance of the companies surveyed is not considered by the Committee. Based in part on this information, the Committee generally sets salaries, including that of the Chief Executive Officer, at levels comparable to competitive companies in similar industries. Annual salary adjustments are made, based upon the recommendation of the Company's Chief Executive Officer, to maintain salaries at competitive levels, taking into account each officer's years of experience and individual performance, and to maintain an equitable relationship between executive officer salaries and overall salaries for the Company's other employees.

     The determination of Mr. Skaletsky's base salary for 1998 was set by the Compensation Committee in December 1997, and was based on the factors discussed above and on the overall successful development of the Company during 1997. In determining Mr. Skaletsky's base salary for 1998, the Compensation Committee considered the significant milestones achieved by the Company in 1997, including: the filing of the Company's first New Drug Application with the United States Food and Drug Administration; the formation of a joint venture with Genzyme Corporation for the final development and commercialization of Renagel(R) Capsules; the successful completion of a Phase II study with low doses of Cholestagel(R) and lovastatin; and the commencement of Phase III clinical trials of Cholestagel(R) in the United States.

     Bonus Compensation. The Company's executive officers are eligible to receive an annual cash bonus, the amount of which is based on corporate and individual performance. In determining the level of cash bonuses to grant to the executive officers, including Mr. Skaletsky, the Compensation Committee considered the significant milestones achieved by the Company in 1998, including: the receipt of FDA approval for Renagel(R) Capsules, the successful completion of a public offering of the Company's Common Stock which generated over $81 million, the issuance of five patents, and the hiring of three key executives.

     Stock Options. Stock options are granted to the Company's executive officers under the Equity Plan. The Company uses its stock option program to further align the interests of stockholders and management by creating a mutual and substantial economic interest in the long-term appreciation of the Company's Common Stock. New options are granted to existing members of management on an annual basis to provide continuing financial incentive. Options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Options generally vest and become exercisable monthly over a four year period commencing with the first month following the date of grant of the option. Certain options granted under the Equity Plan, including some of the options granted to the Named Executive Officers, are subject to different vesting schedules that are based on the achievement of certain milestone events. In determining the size of option grants, the Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities and performance in prior years, and also takes into account the size of awards granted to the officer in the past.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits a publicly held company's tax deduction for compensation paid to the Chief Executive Officer and the other four most highly paid officers. Generally, amounts paid in excess of $1,000,000 to a covered executive in any year cannot be deducted. Certain performance based compensation that has been approved by stockholders is not subject to the limit. In order to maximize the deductibility of compensation arising from certain awards under the Equity Plan, the Company has limited the number of shares of Common Stock subject to options that may be granted to any individual in any fiscal year under the Equity Plan to 250,000 shares. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                         By the GelTex Pharmaceuticals, Inc. Compensation Committee,


                         Robert Carpenter
                         Jesse Treu

     The following tables set forth certain compensation information for the Chief Executive Officer of the Company and the four most highly compensated individuals who were serving as executive officers of the Company at the end of 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                 ANNUAL           COMPENSATION    ALL OTHER
                                              COMPENSATION           AWARDS      COMPENSATION
                                              ------------        ------------   ------------

                                                                   SECURITIES
                                                                   UNDERLYING
NAME AND PRINCIPAL POSITION       YEAR   SALARY ($)   BONUS ($)   OPTIONS (#)        ($)
---------------------------------------------------------------------------------------------
Mark Skaletsky                    1998    $286,993    $100,000       50,000         $2,200(1)
  President and Chief             1997    $255,981    $ 80,000       50,000         $2,200(1)
  Executive Officer               1996    $234,692    $ 60,000       30,000         $2,200(1)

Steven K. Burke                   1998    $176,741    $ 50,000       15,000             --
  Vice President,                 1997    $151,850    $ 45,000       17,000             --
  Clinical Development            1996    $132,169    $      0        4,000             --

Paul J. Mellett, Jr.              1998    $189,192    $ 37,000       30,000             --
  Vice President, Finance         1997    $139,904    $ 27,000       50,000             --
  and Administration; Chief
  Financial Officer and
  Treasurer(2)

Douglas Reed                      1998    $ 49,606    $ 10,000       50,000             --
  Vice President, Business
  Development(3)

Edmund J. Sybertz                 1998    $163,846    $ 27,000      110,000             --
  Senior Vice President,
  Research and Development(4)

---------------
(1) Consists of life insurance premiums paid by the Company.

(2) Mr. Mellett joined the Company in April 1997.

(3) Dr. Reed joined the Company in October 1998, and received a $10,000 bonus upon acceptance of employment with the Company.

(4) Dr. Sybertz joined the Company in March 1998.

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1998 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                           ------------------------
                                            PERCENT OF                             POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF       TOTAL                                   ASSUMED ANNUAL RATES OF
                             SECURITIES      OPTIONS      EXERCISE                 STOCK PRICE APPRECIATION FOR
                             UNDERLYING     GRANTED TO     OR BASE                        OPTION TERM(2)
                               OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   -----------------------------
NAME                         GRANTED (#)   FISCAL YEAR    ($/SHARE)      DATE         5% ($)          10% ($)
----------------------------------------------------------------------------------------------------------------
Mark Skaletsky                 50,000(1)       6.86%      $24.3437     10/19/08     $  765,481      $1,939,879
Steven K. Burke                15,000(1)       2.06%      $24.3437     10/19/08     $  229,644      $  581,963
Paul J. Mellett, Jr.           15,000(1)       2.06%      $27.0000     04/07/08     $  254,702      $  645,465
                               15,000(1)       2.06%      $24.3437     10/19/08     $  229,644      $  581,963
Douglas Reed(3)                50,000(1)       6.86%      $17.8750     10/01/08     $  562,074      $1,424,407
Edmund J. Sybertz(4)          110,000(5)      15.09%      $27.0000     03/23/08     $1,867,817      $4,733,415

---------------
(1) Option granted under the Equity Plan. Shares subject to the option vest and become exercisable monthly over a four year period commencing one month from the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.

(3) Dr. Reed joined the Company in October 1998.

(4) Dr. Sybertz joined the Company in March 1998.

(5) 10,000 shares vested immediately on the date of grant and 100,000 vest and become exercisable monthly over a four year period commencing one month from the date of grant.

     The following table sets forth certain information concerning option exercises during 1998 and exercisable and unexercisable options held by the Named Executive Officers as of December 31, 1998:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF
                                                                  SECURITIES
                                                                  UNDERLYING        VALUE OF UNEXERCISED
                                                                 UNEXERCISED            IN-THE-MONEY
                                                              OPTIONS AT FISCAL      OPTIONS AT FISCAL
                                                                 YEAR-END (#)         YEAR-END ($)(1)
                                 SHARES                       ------------------    --------------------
                              ACQUIRED ON        VALUE           EXERCISABLE/           EXERCISABLE/
NAME                          EXERCISE (#)    REALIZED ($)     UNEXERCISABLE(2)       UNEXERCISABLE(2)
--------------------------------------------------------------------------------------------------------
Mark Skaletsky                   2,000          $51,000        221,166/113,334      $3,941,424/$366,450
Steven K. Burke                      0               --          13,999/26,001         $112,581/$29,168
Paul J. Mellett, Jr.                 0               --          23,957/56,043          $54,684/$76,566
Douglas Reed                         0               --           2,083/47,917          $9,894/$227,605
Edmund J. Sybertz                    0               --          28,750/81,250             --/--

---------------
(1) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 1998 as reported by The Nasdaq Stock Market(R) ($22.6250) and the option exercise price.

(2) Certain shares subject to exercisable options, if exercised, would be subject to the Company's right to repurchase such shares at cost. The repurchase right lapses as the shares vest. See footnotes (5) and (6) to the table under the heading "Share Ownership."

              EMPLOYMENT AGREEMENTS AND INDEBTEDNESS OF MANAGEMENT

     In March 1997, the Company entered into an at-will employment agreement with Paul J. Mellett, Jr., the Company's Vice President, Finance and Administration, and Chief Financial Officer. Pursuant to this agreement, Mr. Mellett is eligible to receive his base salary for six months upon the termination without cause of his employment.

     In January 1998, the Company entered into an at-will employment agreement with Edmund J. Sybertz, Ph.D., the Company's Senior Vice President, Research and Development. Pursuant to this agreement, Dr. Sybertz is eligible to receive his base salary for six months upon the termination without cause of his employment. In addition, the Company made a loan to Dr. Sybertz in June 1998 in the principal amount of $600,000 in order to assist Dr. Sybertz in relocating to the Boston area. As of December 31, 1998, the principal amount outstanding on the loan was $245,000. The loan is secured by a mortgage on Dr. Sybertz's principal residence. For so long as Dr. Sybertz remains an employee of the Company, interest shall not accrue on the unpaid principal balance. Should Dr. Sybertz's employment with the Company terminate, interest will accrue on the unpaid principal balance at the rate equal to the lowest applicable federal rate of interest as set forth in the Internal Revenue Code of 1986, as amended (the "Code"). The outstanding principal and accrued interest, if any, is due and payable on or before September 1, 2002. However, should Dr. Sybertz remain employed by the Company on such date, all outstanding principal will be forgiven. In addition, the outstanding principal will be forgiven if Dr. Sybertz's employment is terminated as a result of a change of control of the Company.

     In September 1998, the Company entered into an at-will employment agreement with Douglas Reed, M.D., the Company's Vice President, Business Development. Pursuant to this agreement, Dr. Reed is eligible to receive his base salary for six months upon the termination without cause of his employment. In addition, the Company made several loans to Dr. Reed with an aggregate principal of $350,000 in order to assist Dr. Reed in relocating to the Boston area. All such amounts were outstanding as of December 31, 1998. Dr. Reed is obligated to repay $250,000 to the Company at the earlier of (i) 15 days following the sale of Dr. Reed's prior home and (ii) June 30, 1999. While this amount is outstanding and Dr. Reed remains an employee of the Company, interest does not accrue on the principal. Should Dr. Reed's employment terminate, interest will accrue at the Prime Rate as announced by Fleet National Bank.

     With respect to the additional $100,000 in principal outstanding, this amount is secured by a mortgage on Dr. Reed's principal residence. For so long as Dr. Reed remains an employee of the Company, interest shall not accrue on the unpaid principal balance. Should Dr. Reed's employment with the Company terminate, interest will accrue on the unpaid principal balance at the rate equal to the lowest applicable federal rate of interest as set forth in the Code. The outstanding principal and accrued interest, if any, is due and payable on or before December 30, 2002. However, should Dr. Reed remain employed by the Company on such date, all outstanding principal will be forgiven. In addition, the outstanding principal will be forgiven if Dr. Reed's employment is terminated as a result of a change of control of the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert Carpenter and Jesse Treu served as members of the Company's Compensation Committee throughout the fiscal year ended December 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 1997, the Company entered into a joint venture with Genzyme Corporation for the final development and commercialization of Renagel(R) Capsules (the "Joint Venture"). Under the agreement, Genzyme paid the Company a $15 million non-refundable payment upon receipt of marketing approval from the FDA, and will make a $10 million non-refundable payment one year after FDA approval. The terms of the Joint Venture, require the Company and Genzyme to each make capital contributions to the Joint Venture in an amount equal to 50% of all costs and expenses associated with the development and commercialization of Renagel(R) Capsules, including costs and expenses incurred by either party in performing under the agreement, and the Company and Genzyme will share equally in the profits generated from sales of the product. In fiscal year 1998 the Company earned $7.6 million in revenue as reimbursement from the Joint Venture, 50% of which was funded by Genzyme Corporation. Henri Termeer is a director of the Company and is the President, Chief Executive Officer and Chairman of Genzyme Corporation.

                                   PROPOSAL 2

                    AMENDMENT OF 1992 EQUITY INCENTIVE PLAN

GENERAL

     In June 1992, the Board of Directors adopted the Equity Plan, which was approved by the Company's stockholders in May 1993. The Equity Plan was subsequently amended so that the aggregate number of shares of Common Stock reserved for issuance thereunder is currently 2,750,000 shares (including shares subject to options already granted). The Equity Plan is designed to provide the Company flexibility in awarding equity incentives by providing for multiple types of incentives that may be awarded. The purpose of the Equity Plan is to attract and retain key employees and directors of and consultants to the Company and to enable them to participate in the long-term growth of the Company.

AMENDMENT

     In April 1999, the Board of Directors voted, subject to stockholder approval, to amend the Equity Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 600,000 shares to an aggregate of 3,350,000 shares, subject to adjustment for stock-splits and similar capital changes. The Company believes that this increase is necessary and appropriate to enable the Company to attract and retain the quality of employees, directors, and consultants whose services are considered essential to the Company's future progress, to encourage such employees', directors', and consultants' ownership in the Company and to provide them with an incentive to remain with the Company.

ADMINISTRATION AND ELIGIBILITY

     The Equity Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock, or stock units for the purchase of shares of Common Stock. Awards under the Equity Plan can be granted to officers, directors, employees, and other individuals. The Equity Plan is typically administered by the Compensation Committee which selects the participants and establishes the terms and conditions of each option or other equity right granted under the Equity Plan, including the exercise price, the number of shares subject to options or other equity rights, and the time at which such options become exercisable. The Compensation Committee has adopted guidelines for the number of options awarded to each new employee of the Company, other than executive officers. The guidelines may be changed by the Compensation Committee at any time. Subject to certain limitations, the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards to participants who are not executive officers. The Compensation Committee has authorized Mr. Skaletsky to grant options to purchase up to 10,000 shares of Common Stock each to such participants. The full Board of Directors has also retained the right to make awards under the Equity Plan. The exercise price of all "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code granted under the Equity Plan must be at least equal to the fair market value of the option shares on the date of grant. The term of any ISO granted under the Equity Plan may not exceed ten years.

     As of April 1, 1999, approximately 105 employees were eligible to participate in the Equity Plan. The closing price of the Company's Common Stock as reported on The Nasdaq Stock Market(R) on April 1, 1999 was $14.00.

EQUITY PLAN ACTIVITY

     As of April 1, 1999, options to purchase an aggregate of 1,829,758 shares of Common Stock under the Equity Plan were outstanding, and options to purchase 761,079 shares had been exercised as of such date. As of such date, 190,497 shares remained available for the granting of awards under the Equity Plan, not including the 600,000 shares added by the amendment for which stockholder approval is being requested. No stock appreciation rights have been granted under the Equity Plan to date.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as mid-term or long-term capital gain and any loss sustained will be a mid-term or long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term, mid-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by the Company.

BOARD RECOMMENDATION

     The Board of Directors of the Company believes that the amendment to the Equity Plan is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendment to the Equity Plan.

                                  PROPOSAL 3:

                  AMENDMENT OF 1995 DIRECTOR STOCK OPTION PLAN

GENERAL

     In December 1995, the Board of Directors of the Company adopted the Director Plan, which was approved by the Company's stockholders in May 1996. The aggregate number of shares of Common Stock reserved for issuance under the Director Plan is currently 110,000 shares (including shares subject to options already granted). The purpose of the Director Plan is to attract and retain qualified persons who are not also officers or employees of the Company to serve as directors of the Company and to encourage stock ownership in the Company by such directors. For a description of the Director Plan, see "Proposal 1:
Election of Directors -- Director Compensation."

AMENDMENT

     In April 1999, the Board of Directors voted, subject to stockholder approval, to amend the Director Plan to increase the aggregate number of shares of Common Stock available thereunder by an additional 40,000 shares to an aggregate of 150,000 shares, subject to adjustment for stock-splits and similar capital changes.

DIRECTOR PLAN ACTIVITY

     As of April 1, 1999, options to purchase an aggregate of 92,000 shares of Common Stock had been granted under the Director Plan, of which options to purchase 8,000 shares had been cancelled, and no options granted under the Director Plan had been exercised. As a result, 26,000 shares remain available for grant under the Director Plan prior to the proposed amendment, and options for 12,000 shares will be automatically granted to Mr. Carpenter upon his re-election at the Meeting.

FEDERAL INCOME TAX CONSEQUENCES

     No taxable income will be recognized by the optionee upon the grant of a stock option under the Director Plan. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price. The

Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

VOTES REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Meeting is required for the approval of the amendment to the Director Plan.

BOARD RECOMMENDATION

     The Board of Directors of the Company believes that the amendment to the Director Plan is in the best interest of the Company and its stockholders and recommends a vote FOR the proposal to approve the amendment to the Director Plan.

                       SECURITIES EXCHANGE ACT REPORTING

     The Company's executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file report of ownership of the Company's securities and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

     Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during 1998 the executive officers and directors of the Company complied with all applicable Section 16(a) filing requirements.

                        INFORMATION CONCERNING AUDITORS

     The firm of Ernst & Young LLP, independent auditors, examined the Company's financial statements for the fiscal year ended December 31, 1998. The Board of Directors has appointed Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1999. Ernst & Young LLP has served as the Company's independent accountants since its inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders, it must be received by the Company no later than December 29, 1999. Proposals should be sent to the attention of the Secretary at the Company's offices at Nine Fourth Avenue, Waltham, Massachusetts 02451.

                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     The By-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                                 OTHER MATTERS

     The 1999 Annual Meeting of Stockholders is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

     Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

                          GELTEX PHARMACEUTICALS, INC.

                 Amended and Restated 1992 Equity Incentive Plan


Section 1.  Purpose

         The purpose of the GelTex Pharmaceuticals, Inc. 1992 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  Definitions

         "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

         "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

         "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan; provided, however, that until such committee is appointed, "Committee" means the Board.

         "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

         "Company" means GelTex Pharmaceuticals, Inc.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

         "Effective Date" means June 1, 1992.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

         "Participant" means a person selected by the Committee to receive an Award under the Plan.

         "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

         "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

         "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

         "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

         "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.  Administration

         The Plan shall be administered by the Committee; provided, however, that any duties described herein as duties of the Committee may at all times be conducted by the Board of Directors as a whole, in its discretion. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan.The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant.

Section 4.  Eligibility

         All employees and, in the case of Awards other than Incentive Stock Options, consultants and members of the Board of Directors of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

Section 5.  Stock Available for Awards

         (a) Subject to adjustment under subsection (c), Awards may be made under the Plan for up to 3,350,000 shares of Common Stock If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) Subject to adjustment under subsection (c), no Participant may receive an Award which would result in such Participant having received, during the fiscal year of the Company in which the Award is made, Awards for more than an aggregate of 250,000 shares of Common Stock.

         (c) In the event that the Committee in its discretion determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  Stock Options

         (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code, or any successor provision, and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

         (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

         (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

         (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

         (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery of shares to the Company in payment of an Option, the Participant shall automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  Stock Appreciation Rights

         (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

         (b) An SAR related to an Option that can only be exercised during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  Performance Shares

         (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

         (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

         (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock

         (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  Stock Units

         (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

         (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

         Section 11.       Other Stock-Based Awards

         (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwised based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

         (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  General Provisions Applicable to Awards

         (a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 and any successor provision, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

         (b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

         (c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (d) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

         (e) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

         (f) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

         (g) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         (h) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

         (i) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (j) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

         (k) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 13.  Miscellaneous

         (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

         (c) Effective Date. Subject to the approval of the shareholders of the Company, the Plan shall be effective on the Effective Date. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Board determines to be necessary or advisable.

         (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                          GELTEX PHARMACEUTICALS, INC.

              Amended and Restated 1995 Director Stock Option Plan


         The purpose of this 1995 Director Stock Option Plan (the "Plan") of GelTex Pharmaceuticals, Inc. (the "Company") is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

1.  ADMINISTRATION OF THE PLAN.

         Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the "Board") or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2. PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

         Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3.  SHARES SUBJECT TO THE PLAN.

         (a) The aggregate number of shares of the Company's Common Stock which may be optioned under this Plan is 150,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

         (c) In the event of a consolidation or merger of the Company with another corporation where the Company's stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

         (d) Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.  NON-STATUTORY STOCK OPTIONS.

         All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

5.  FORM OF OPTIONS.

         Options granted hereunder shall be in substantially the form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6.  GRANT OF OPTIONS AND OPTION TERMS.

         (a) AUTOMATIC GRANT OF OPTIONS. Upon the adoption of this Plan by the Board of Directors each eligible director shall automatically be granted options to purchase 4,000 shares of Common Stock for each year of the term of office for which such director has been nominated to stand for election at the Company's 1996 annual meeting of stockholders, such that Class I Directors shall be granted options to purchase 12,000 shares; Class II Directors shall be granted options to purchase 8,000 shares and Class III Directors shall be granted options to purchase 4,000 shares. Upon the election or re-election of any eligible director at the Company's 1997 annual meeting of its stockholders and upon each annual meeting of the stockholders thereafter, each such director shall automatically be granted options to purchase 4,000 shares of Common Stock for each year of the term of office to which he or she is elected. In addition, upon the election of a director who is eligible to receive options to purchase Common Stock under the Plan other than at an annual meeting of stockholders (whether by the Board or the stockholders and whether to fill a vacancy or otherwise), such director shall automatically be granted options to purchase 4,000 shares of Common Stock for each year or portion thereof of the term of office to which he or she is elected. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

         (b) DATE OF GRANT. The "Date of Grant" for options granted under this Plan shall be the date of adoption of the Plan, or the date of election or re-election as a director, as the case may be.

         (c) OPTION PRICE. The option price for each option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company as determined by the closing price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotations National Market System on the Date of Grant.

         (d) TERM OF OPTION. The term of each option granted under this Plan shall be ten years from the Date of Grant.

         (e) EXERCISABILITY OF OPTIONS. Options granted upon the adoption of this Plan shall become exercisable with respect to 4,000 shares on the date of the Company's 1997 annual meeting of stockholders and on each of the next two annual meetings of stockholders of the Company following such annual meeting of stockholders (i.e., options to purchase 12,000 shares of Common Stock granted upon the adoption of the Plan will become exercisable with respect to 4,000 shares at each of the 1997, 1998 and 1999 annual meetings). Otherwise, Options granted under this Plan shall become exercisable with respect to 4,000 shares on the each of the first three annual meetings of stockholders of the Company following the Date of Grant, but in all cases if and only if the option holder is a member of the Board at the opening of business on that date.

         (f) GENERAL EXERCISE TERMS. Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a director for the full unexpired term of such option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

         (g) METHOD OF EXERCISE AND PAYMENT. Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Common Stock as to which they are exercised. The option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the option price shall have been held by the person exercising the option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

         (h) NON-TRANSFERABILITY. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

7.  LIMITATION OF RIGHTS.

         (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an option holder as a director for any period of time or at any particular rate of compensation.

         (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. A director shall have no rights as a stockholder with respect to the shares covered by options until the date the director exercises such options and pays the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

8.  AMENDMENT OR TERMINATION.

         The Board may amend or terminate this Plan at any time, provided that, to the extent necessary to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9.  STOCKHOLDER APPROVAL.

         This Plan and the automatic grants made upon adoption thereof by the Board of Directors are subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of the State of Delaware. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect.

10.  GOVERNING LAW.

         This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                          GELTEX PHARMACEUTICALS, INC.
                NINE FOURTH AVENUE, WALTHAM, MASSACHUSETTS 02451
               PROXY FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned does hereby appoint Mark Skaletsky, Paul J. Mellett, Jr. and Elizabeth A. Grammer, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of GelTex Pharmaceuticals, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree Guest Suites Hotel, 550 Winter Street, Waltham, Massachusetts, on Thursday, May 27, 1999 at 9:30 a.m., and at any and all adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking any proxy heretofore given with respect to such shares.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          GELTEX PHARMACEUTICALS, INC.

                                  MAY 27, 1999






                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED



[X]  PLEASE MARK YOUR VOTES
     AS IN THIS EXAMPLE USING
     DARK INK ONLY.



1. Proposal to elect director.   FOR      WITHHELD  Nominee: ROBERT J. CARPENTER
                               NOMINEE  FOR NOMINEE

                                 [ ]         [ ]


                                                        FOR     AGAINST  ABSTAIN
2. Proposal to amend the Company's 1992 Equity
   Incentive Plan to increase the aggregate number      [ ]       [ ]      [ ]
   of shares of the Company's common stock as to
   which awards may be granted under such plan by
   600,000 shares.
                                                        FOR     AGAINST  ABSTAIN
3. Proposal to amend the Company's 1995 Director
   Stock Option Plan to increase the aggregate          [ ]       [ ]      [ ]
   number of shares of the Company's common stock as to which options may be granted under such plan by 40,000 shares.



                     PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY


                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]





Signature______________________  Date:__________, 1999


Signature (if held jointly)_________________________ Date:___________, 1999


NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.